SCHEDULE A

FIRST INVESTORS EQUITY FUNDS

With respect to Select Growth Fund, Growth & Income Fund, Opportunity Fund, Equity Income Fund and the Real Estate Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Total Return Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.75%
In excess of $300 million to $500 million	0.70%
In excess of $500 million to $1 billion	0.65%
In excess of $1 billion to $2 billion	0.60%
In excess of $2 billion to $3 billion	0.55%
Over $3 billion	0.50%

With respect to Global Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $600 million In excess of $600 million to $1 billion	0.95% 0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to International Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.98%
In excess of $300 million to $600 million	0.95%
In excess of $600 million to $1 billion	0.92%
In excess of $1 billion to $1.5 billion	0.90%
Over $1.5 billion	0.88%

With respect to Special Situations Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $200 million	0.90%
In excess of $200 million to $500 million	0.75%
In excess of $500 million to $750 million	0.72%
In excess of $750 million to $1 billion	0.69%
In excess of $1 billion to $1.5 billion	0.66%
Over $1.5 billion	0.64%

With respect to Covered Call Strategy Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
Up to $300 million	0.80%
In excess of $300 million up to $500 million	0.75%
In excess of $500 million up to $1 billion	0.70%
In excess of $1 billion up to $2 billion	0.65%
In excess of $2 billion up to $3 billion	0.60%
Over $3 billion	0.55%

With respect to Hedged US Equity Opportunities Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Up to $100 million	1.15%
In excess of $100 million up to $500 million	1.10%
In excess of $500 million up to $1.0 billion	1.05%
In excess of $1.0 billion up to $2.0 billion	1.00%
In excess of $2.0 billion up to $3.0 billion	0.95%
Over $3.0 billion	0.90%

FIRST INVESTORS INCOME FUNDS

With respect to Cash Management Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.50% of its average daily net assets.

With respect to Government Fund, Investment Grade Fund and Limited Duration High Quality Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.66%
In excess of $500 million to $1 billion	0.64%
In excess of $1 billion to $1.5 billion	0.62%
Over $1.5 billion	0.60%

With respect to Fund For Income and International Opportunities Bond Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

With respect to Floating Rate Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.60%
In excess of $250 million to $500 million	0.55%
In excess of $500 million to $1 billion	0.50%
In excess of $1 billion to $2 billion	0.45%
Over $2 billion	0.40%

With respect to Balanced Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $300 million	0.70%
In excess of $300 million to $500 million	0.65%
In excess of $500 million to $1 billion	0.60%
In excess of $1 billion to $2 billion	0.55%
In excess of $2 billion to $3 billion	0.50%
Over $3 billion	0.45%

With respect to Strategic Income Fund, compensation pursuant to Paragraph 6 of this Agreement shall be 0.05% of its average daily net assets.

First Investors Income Funds understands that FIMCO may receive compensation from investment companies in which the Strategic Income Fund invests for management services provided to such companies.

FIRST INVESTORS TAX EXEMPT FUNDS

With respect to Tax Exempt Income Fund, Tax Exempt Opportunities Fund, California Tax Exempt Fund, Connecticut Tax Exempt Fund, Massachusetts Tax Exempt Fund, Michigan Tax Exempt Fund, Minnesota Tax Exempt Fund, New Jersey Tax Exempt Fund, New York Tax Exempt Fund, North Carolina Tax Exempt Fund, Ohio Tax Exempt Fund, Oregon Tax Exempt Fund, Pennsylvania Tax Exempt Fund and Virginia Tax Exempt Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $500 million	0.60%
In excess of $500 million to $1.0 billion	0.58%
In excess of $1.0 billion to $1.5 billion	0.56%
Over $1.5 billion	0.54%

FIRST INVESTORS LIFE SERIES FUNDS

With respect to Cash Management Fund, Balanced Income Fund, Equity Income Fund, Fund For Income, Government Fund, Growth & Income Fund, International Fund, International Opportunities Bond Fund, Investment Grade Fund, Limited Duration High Quality Bond Fund, Opportunity Fund, Real Estate Fund, Select Growth Fund, Special Situations Fund, and Total Return Fund, compensation pursuant to Paragraph 6 of this Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets

Up to $250 million	0.75%
In excess of $250 million to $500 million	0.72%
In excess of $500 million to $750 million	0.69%
In excess of $750 million to $1.25 billion	0.66%
In excess of $1.25 billion to $1.75 billion	0.64%
In excess of $1.75 billion to $2.25 billion	0.62%
Over $2.25 billion	0.60%

Schedule updated:  August 1, 2016